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                                    EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP



                               December 27, 1999


ULTRATECH STEPPER, INC.
3050 Zanker Road
San Jose, California 95134

        Re:    Ultratech Stepper, Inc.
               Registration Statement for Registration
               of 400,000 Shares of Common Stock


Ladies and Gentlemen:

               We have acted as counsel to Ultratech Stepper, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 400,000 shares of the Company's common stock and related stock options for issuance (the "Shares") under the Company's 1998 Supplemental Stock Option/Stock Issuance Plan (the "Supplemental Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Supplemental Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Supplemental Plan, and in accordance with the Registration Statement or (b) duly authorized direct stock issuances in accordance with the provisions of the Supplemental Plan and the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Supplemental Plan and the Shares issuable under such plan.



                                Very truly yours,



                                BROBECK, PHLEGER & HARRISON LLP